EXHIBIT 99.2

Investor Supplement
First Quarter 2012

Forward-Looking Statements
 Certain statements made by Meadowbrook Insurance Group, Inc. in this presentation may constitute forward-looking statements including, but not limited to, those statements that include the words "believes," "expects," "anticipates," "estimates," or similar expressions.
 Please refer to the Company's most recent 10-K, 10-Q, and other Securities and Exchange
 Commission filings for more information on risk factors. Actual results could differ materially.
 These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates;
 catastrophic events; a change in the demand for, pricing of, availability or collectability of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions.
 Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to)
 update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
 Notes on Non-GAAP Financial Measures
 (1)Net operating income is a non-GAAP measure defined as net income excluding after-tax realized gains and losses.
 (2)Accident year combined ratio is a non-GAAP measure that the impact of any adverse or favorable development on prior year loss reserves.
 These non-GAAP metrics are common measurements for property and casualty insurance companies. We believe this presentation enhances the understanding of our results by highlighting the underlying profitability of our insurance business. Additionally, these measures are key internal management performance standards.

Presentation Outline
  Detail Financial Review
  Return on Average Equity Analysis
  Investment Portfolio Review

  Workers’ Comp Accident Year Loss & ALAE
 Analysis

I. Detailed Financial Review

MEADOWBROOK INSURANCE GROUP

	As Adjusted, 2011	2012	$ Change	% Change
Net Earned Premium	$ 170,658	$ 192,815	$ 22,157	13.0%
Net Losses & Loss Adjustment Expenses-AY	(108,493)	(122,539)	(14,046)	12.9%
Changes in net ultimate loss estimates on prior year loss reserves	3,231	(10,208)	(13,439)	-415.9%
Policy Acquisition and Other Underwriting Expenses	(58,158)	(63,113)	(4,955)	8.5%
Profit from Underwriting Activities	7,238	(3,045)	(10,283)	-142.1%
Net Investment Income	13,572	13,732	160	1.2%
Profit from Underwriting and Investing Activities	**$ 20,810**	**$ 10,687**	**$ (10,123)**	**-48.6%**
Commissions and Fees (net)	8,438	8,965	527	6.2%
General Selling and Administrative Expenses	(6,244)	(6,339)	(95)	1.5%
Profit from Net Commissions & Fees	**$ 2,194**	**$ 2,626**	**$ 432**	**19.7%**
General Corporate Expense	$ (1,355)	$ (1,373)	$ (18)	1.3%
Amortization Expense	(1,232)	(1,416)	(184)	14.9%
Interest Expense	(2,172)	(1,977)	195	-9.0%
Other Expenses	**$ (4,759)**	**$ (4,766)**	**$ (7)**	**0.1%**
Profit from Insurance Operations	$ 20,810	$ 10,687	$ (10,123)	-48.6%
Profit from Net Commissions & Fees	2,194	2,626	432	19.7%
Other Expenses	(4,759)	(4,766)	(7)	0.1%
Pretax Operating Income	**18,245**	**8,547**	**(9,698)**	**-53.2%**
Tax on Operating Income	(5,279)	(1,700)	3,579	-67.8%
Plus Equity Earnings, net of tax	1,050	680	(370)	-35.2%
Net Operating Income	**14,016**	**7,527**	**(6,489)**	**-46.3%**
Net Capital Gains (Losses), net of tax	632	577	(55)	-8.7%
Net Income	**$ 14,648**	**$ 8,104**	**$ (6,544)**	**-44.7%**
Net Operating Income per Share	**$ 0.26**	**$ 0.16**	**$ (0.10)**	**-38.5%**
Net Income per Share	**$ 0.27**	**$ 0.15**	**$ (0.12)**	**-44.4%**

First Quarter 2012 vs. 2011
Underwriting and Investing
   Activities
  Top line earned premium growth driven by
 rate increases, maturation of existing
 programs, and new business initiatives
 from recent years.
  Excluding the changes in net ultimate loss
 estimates on prior year loss reserves, profit
 from underwriting activities has increased
 meaningfully year over year.
Net Commissions & Fees
  Increase in top line driven primarily by
 commission revenues generated from a
 Michigan agency that was acquired in the
 fourth quarter of 2011.
  General, selling & administrative expenses
 were up slightly and partially offset the
 increase in revenues..
Other Expenses
  Other expenses were in line with prior year
 quarter.
Taxes
  The effective federal tax rate on operating
 income was 18.6% compared to 27.7% in
 the prior year first quarter. The lower tax
 rate primarily reflects tax exempt interest
 accounting for a larger portion of pre-tax
 income in 2012.

Calendar Year Ratios	As Adjusted 2011	2012
Net Earned Premium	$ 170,658	$ 192,815
Net Loss and Loss Adjustment Expense	$ (105,262)	$ (132,747)
GAAP Net Loss and LAE Ratio	**61.7%**	**68.8%**
Policy Acquisition and Other Underwriting Expenses	$ (58,158)	$ (63,113)
GAAP Expense Ratio	**34.1%**	**32.7%**
GAAP Combined Ratio	**95.8%**	**101.5%**
Accident Year Ratios		
Calendar Year GAAP Net Loss and LAE Ratio	**61.7%**	**68.8%**
Changes in net ultimate loss estimates on prior year loss reserves	$3,231	($10,208)
Impact of Favorable Prior Year Development	**1.9%**	**-5.3%**
Accident Year Loss and LAE Ratio	**63.6%**	**63.5%**
GAAP Expense Ratio	**34.1%**	**32.7%**
Accident Year Combined Ratio	**97.7%**	**96.2%**

First Quarter 2012 vs. 2011 Combined Ratio Analysis
Loss and LAE Ratio
  The 2012 results include 5.3 points due to an increase in
 net ultimate loss estimates on 2011 and prior accident
 years. By contrast, the 2011 results include 1.9 points
 due to a decrease in net ultimate loss estimates on 2010
 and prior accident years.
  The 2012 accident year loss and LAE ratio was 63.5%,
 compared to 65.6% for the first quarter of 2011.
Expense Ratio
  The improvement in the expense ratio primarily reflects
 a reduction in variable compensation and a shift in
 business mix that resulted in a lower commission
 expense as compared to the prior year quarter.

II. Return on Average Equity Analysis

ROAE Contribution Estimates	2012 Return on Average Equity Low End of Guidance	High End of Guidance
Combined Ratio	98.5%	97.5%
Underwriting Margin	1.5%	2.5%
x		
Underwriting Leverage (NEP / Equity)	1.35	1.35
ROAE from Underwriting	**2.0%**	**3.4%**
NII / Avg. Cash and Inv. Assets	3.7%	3.7%
x		
Investment Leverage (Avg Cash & Inv. Assets / Equity)	2.5	2.5
ROAE from Investments	**9.3%**	**9.3%**
ROAE from Commission and Fee	**1.5%**	**1.5%**
Other Expenses	**-2.9%**	**-2.9%**
Pretax ROAE	**9.9%**	**11.3%**
Impact of taxes	-2.1%	-2.5%
Equity earnings	0.4%	0.4%
After Tax ROAE	**7.4%**	**8.4%**
ROAE, excluding unrealized gains	**8.6%**	**9.5%**

ROAE (Net Operating Income) Components
2011 Including and Excluding Storm Losses

ROAE Range - 10% to 17%

Investment Yield
9.00%
7.50%
6.00%
4.50%
3.00%
Assumes Underwriting Leverage (NEP/Avg. Equity) of 1.35x and Investment Leverage (Avg. Cash and Inv. Assets/Avg. Equity) of 2.5x
2012 guided range
85.0%
90.0%
95.0%
100.0%
105.0%
Combined Ratio
10% ROAE
17% ROAE

ROAE & Combined Ratio Illustration
We strive to deliver predictable earnings across the market cycle with a return on average equity target of 10% - 17%; we view this objective relative to risk free and reinvestment rates.
 2012 Guided Range - Our 2012 guided range translates into an ROAE range of 7.4% to 8.4%.

III. Investment Portfolio Review

Investment Portfolio Review
We maintain a high-quality, low-risk investment portfolio.
Portfolio Allocation and Quality
NOTE: Data above as of March 31, 2012
  Low equity risk exposure
 • 98% fixed income and
 cash
 • 2% equity
  High credit quality
 • 99% of bonds are
 investment grade
 • Average S&P rating of
 AA/Moody’s of Aa3
  Duration
 • Fixed income effective
 duration is 4.7
 • Duration on Reserves
 is approximately 3.8
$’s in (000’s)	% Allocation 03/31/2012	Fair Value	Gross Unrealized Gain Position	Avg. Moody's	Avg. S&P
Fixed Income
US Government and Agencies	2%	$ 23,116	$ 1,629	Aaa	AA+
Corporate	39%	$ 574,813	$ 41,679	A2	A
Mortgage and Asset Backed	14%	$ 211,756	$ 13,881	Aaa	AA+
Municipal	43%	$ 625,116	$ 46,100	Aa2	AA+
Preferred Stock Debt	0%	$ 2,355	$ 431	Ba2	BB
Total Fixed Income	98%	$1,437,157	$ 103,721
Equities
Preferred Stock	1%	$ 12,423	$ 2,228
Mutual Funds	1%	$ 15,460	$ 697
Total Equities	2%	$ 27,883	$ 2,925

Government and Agency - March 31, 2012 Profile
Summary Profile
  $23.1M market value; approximately 2% of
 the managed portfolio
  Rated Aaa by Moody’s and AA+ by S&P
  March 31, 2012 Net unrealized gain was
 $1.6 M
  Average investment yield: 3.0%
Government & Agency vs. Entire
Portfolio

39%
61%
Corporates
All Other

Technology

Consumer Cyclical

Natural Gas

Corporate Fixed Income - March 31, 2012 Profile
Summary Profile
  $574.8M market value; 39% of the investment
 portfolio
  March 31, 2012 Net unrealized gain was
 $41.7M.
  Average investment yield: 4.8%
Quality Indicators
Corporate vs. Entire Portfolio
Corporate Profile
Corporates
Average Quality	A
Investment Grade	100%

A-/A3 or Better	75%
AII BBB and Baa	25%
Not Rated	0%
Non Investment Grade	0%
Consumer Non-Cyclical	18.4%
Banking	13.7%
Energy	10.8%
Basic Industry	10.2%
Electric	9.2%
7.3%
Capital Goods	6.1%
5.2%
Communications	4.8%
3.5%
All Other Sectors	10.8%

Munis	Taxable Munis
Average Quality	AA+	AA+
Investment Grade	100%	100%

A- / A3 or Better	100%	100%
All BBB and Baa	0%	0%
Not Rated	0%	0%
Non Investment Grade	0%	0%

40%
57%
3%
Municipals
Taxable Municipals
All Other

Municipal Bonds - March 31, 2012 Profile
Summary Profile
  $625.0M market value; 43% of the
 investment portfolio
  March 31, 2012 Net unrealized gain was
 $46.1M
 • Tax exempt unrealized gain $40.6M
 • Taxable unrealized gain            $  5.5M
  Average tax equivalent yield: 5.4%
Quality Indicators & Geographic
Distribution
Municipals vs. Entire Portfolio
State	% of Municipal Allocation
Texas	8.1%
Washington	6.6%
New York	5.9%
Colorado	4.8%
Tennessee	4.1%
Arizona	3.5%
Nevada	3.3%
Virginia	3.1%
Oregon	3.0%
Missouri	2.9%
All other	54.7%

RMBS	CMBS	ABS
Average Quality	AA+	AA+	A+
Investment Grade	97%	98%	75%

A- / A3 or Better	97%	98%	75%
All BBB and Baa	0%	0%	0%
Not Rated	0%	0%	13%
Non Investment Grade	3%	2%	12%

11%
3%
1%
85%
MBS
CMBS
ABS
All Other

4%
10%
38%
48%
Non-Agency
Freddi Mac
Fannie Mae
Ginnie Mae

Structured Securities - March 31, 2012 Profile
Summary Profile
  $211.8M market value; 14% of the managed
 portfolio
  March 31, 2012 Net unrealized gain was $13.0M
 • RMBS unrealized gain $10.0M
 • CMBS unrealized loss $ 2.0M
 • ABS unrealized loss $ 1.0M
  Average investment yield: 5.0%
Quality Indicators
Structured vs. Entire Portfolio
Structured Profile

2%
98%
Equities
All Other

45%
55%
Preferred Stock
Mutual Fund

Equities - March 31, 2012 Profile
Summary Profile
  $27.8million market value; 2% of the managed
 portfolio
  March 31, 2012 Net unrealized gain was $2.9M
  Preferred stock unrealized gain $2.2M
  Bond mutual fund unrealized gain
  $0.7M
  Average tax equivalent yield: 8.7%
Equities vs. Entire Portfolio
Equity Mix

IV. Workers’ Comp (W/C) Accident Year Loss & ALAE Analysis

MEADOWBROOK INSURANCE GROUP

76.0%
74.0%
72.0%
70.0%
68.0%
66.0%
64.0%
62.0%
60.0%
58.0%
56.0%
73.3%
1.6%
1.9%
2.5%
67.3%
1.8%
2.9%
62.6%
2009 Re-estimated AY Loss & ALAE Ratio*
A
B
C
2010 Re-estimated AY Loss & ALAE Ratio*
D
E
2011 AY Loss & ALAE Ratio

W/C Accident Year Loss & ALAE Analysis
Rollforward of Loss & ALAE Ratio (2009AY to 2011AY)
NOTE: See next page for explanations A through E.
*2009 and 2010 re-estimated AY loss & ALAE ratios reflect reserve adjustments made following the accident year based on new loss development information gathered subsequent to the accident year through 12/31/2011 as reflected in our insurance subsidiaries’ 2011
Combined Annual Statement Schedule P.

W/C Accident Year Loss & ALAE Analysis
NOTE: The following explanations relate to loss & ALAE rollforward on the prior page.
A: The 2009 AY results reflect a single large claim that added $2.7M, or 1.6% to the loss & ALAE ratio.
B: When new programs are initiated there can be timing issues that impact schedule P. Schedule P reports all claims in the accident year based on the claim date. Earned premium is recorded in the accounting period in which it is booked. Therefore, there could be a mismatch of losses and premiums within schedule P between two accident years. This was the case in our 2009AY and 2010AY schedule P as we initiated a large new program in the second half of 2009. From a schedule P perspective, there were fewer months of net earned premium as compared to loss and ALAE for the 2009AY. Adjusting schedule P for this timing difference, our 2009AY would have improved by 1.9%. Please note, the timing difference referred to does not impact the comparability of our GAAP financial results, rather it is just an anomaly that needs to be adjusted for when analyzing schedule P.
C: The remainder of the improvement between the 2009AY and the 2010AY was driven primarily by a shift in premium volume, as new business that was added in 2010 had a lower loss & ALAE ratio than the prior year (NOTE: NEP increased from $163.8M in 2009 to $275.6M in 2010, driven primarily by two large programs that were initiated in the second half of 2009).
D: In 2011 we initiated efforts to remediate two programs that were not meeting our targets through significant price increases and reducing the premium volume for this business through tightening underwriting standards. These efforts enhanced our 2011 AY loss & ALAE ratio by 1.8%.
E: The remaining improvement in the 2011AY & ALAE loss ratio is driven primarily by earned rate increases that have been obtained and outpace increasing loss costs in combination with underwriting actions taken (NOTE: NEP increased from $275.6M in 2010 to $306.1M in 2011).

2009	2010	2011	2012
CA	12.3%	8.0%	7.7%	8.3%
FL			7.8%	8.9%
NJ			3.9%	8.8%

W/C Accident Year Loss & ALAE Analysis
Cumulative filed rate increases on W/C line of business between 1/1/2010 and
3/31/2012 has been 16.3%.
*NOTE: The filed rate changes presented above are on a written basis. there is a lag between written and earned premium. To illustrate, the 2010 rate increases would have a larger benefit to the 2011AY vs. the 2010 AY as these rate increases earn out on a pro rata basis over the life of the policy.
Summary of Key Filed W/C Rate Increases by
State*